UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 15, 2017

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 15, 2017, Qumu Corporation (the “Company”) and David G. Ristow entered into a letter agreement (the “offer letter”) pursuant to which Mr. Ristow agreed to accept the Company’s offer of employment to serve as the Company’s Chief Financial Officer on a non-interim basis. Mr. Ristow has served as the Company’s Interim Chief Financial Officer since November 7, 2017. The Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors approved, the compensation to Mr. Ristow under the offer letter.

On December 18, 2017, the Company announced Mr. Ristow’s appointment as Chief Financial Officer by the press release attached hereto as Exhibit 99.1.

Under the terms of the offer letter, Mr. Ristow’s annual base salary will be $275,000, payable according to the Company’s regular payroll practices. Mr. Ristow will be eligible to participate in the Company’s short-term incentive plan for 2018 (the “2018 Incentive Plan”) and eligible for incentive compensation with a value of 40% of his base salary at the target level, with the form of compensation determined by the Company’s Compensation Committee and actual incentive compensation based on the Company’s achievement of the 2018 Incentive Plan performance goals as determined by the Company’s Compensation Committee. Mr. Ristow will also participate in the Company’s 401(k) plan and health, dental, disability and life insurance and other benefit plans on the same basis as other employees of the Company.

Pursuant to the offer letter, Mr. Ristow will be granted a seven year non-qualified stock option to purchase 150,000 shares of the Company’s common stock and an award of 30,000 shares of restricted stock. The option will have an exercise price equal to the fair market value of the Company’s common stock as of the grant date and vest with respect to 25% of the shares underlying the option on the first four anniversaries of the hire date. The restrictions on the restricted stock award will lapse with respect to 25% of the shares underlying the option on the first four anniversaries of the hire date. The stock option award and restricted stock award will be granted under the Company’s Second Amended and Restated 2007 Stock Incentive Plan and be subject to a form of stock option agreement and restricted stock award agreement consistent therewith. In accordance with the Company’s Policy Regarding the Granting of Equity-Based Compensation Awards, the grant date for the equity awards to Mr. Ristow will be the first day of the next open window period.

Also on December 15, 2017, Mr. Ristow entered into the Company’s current form of letter agreement relating to severance and change of control benefits (the “letter agreement”) in substantially the form attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 21, 2013 and summarized therein. The Company’s entry into the letter agreement with Mr. Ristow was also recommended by the Compensation Committee and also approved by the Board of Directors. Except with respect to this letter agreement, Mr. Ristow’s employment with the Company is “at will.” Mr. Ristow also entered into the Company’s standard agreement with employees governing assignment of inventions, confidential information and non-competition.

The foregoing summary of the offer letter and the letter agreement do not purport to be complete and are subject to and qualified in their respective entirety by reference to the offer letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02, and the letter agreement, which is incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 21, 2013 and is incorporated by reference into this Item 5.02.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Letter Agreement effective December 15, 2017 regarding Offer of Employment by Qumu Corporation and David G. Ristow.
10.2
Letter Agreement Regarding Severance and Change In Control Benefits between Qumu Corporation and David G. Ristow (incorporated by reference to form of agreement attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 21, 2013).

99.1	Press Release Issued by Qumu Corporation December 18, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ Vern Hanzlik
Vern Hanzlik
President and Chief Executive Officer

Date: December 18, 2017